UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 5, 2014

Date of Report (Date of earliest event reported)

ESTERLINE TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-06357	13-2595091
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500-108th Avenue NE, Bellevue, Washington		98004
(Address of principal executive offices)		(Zip Code)

(425) 453-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 5, 2014, the Board of Directors of Esterline Technologies Corporation (the “Company”) authorized a change in the Company’s fiscal year end to the last Friday of September from the last Friday in October, effective for fiscal year 2016. The Company plans to report its financial results for the 11-month transition period of November 1, 2014 through October 2, 2015 on an Annual Report on Form 10-K and to thereafter file its annual reports for each twelve month period ending the last Friday of September of each year, beginning with the twelve-month period ending September 30, 2016. The Company’s fiscal year 2014 remains unchanged and will end on October 31, 2014.

On June 5, 2014, the Board approved amendments to Esterline’s Amended and Restated Bylaws (“Bylaws”) related to the change in the Company’s fiscal year. These amendments include changes to Section 2.2 to change the date of the Company’s annual shareholder meeting from the first Wednesday in March to a date to be set by resolution of the Board of Directors of the Company. In addition, Article IX of the Bylaws was amended to provide for the change of the Company’s fiscal year to the last Friday of September effective for fiscal year 2016 and for the 11-month transition period ending on October 2, 2015, all as described in the preceding paragraph. The Amended and Restated Bylaws of Esterline reflecting the foregoing amendments are filed with this report as Exhibit 3.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Esterline Technologies Company, effective June 5, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESTERLINE TECHNOLOGIES CORPORATION

Dated: June 9, 2014	By:	/s/ ROBERT D. GEORGE

Name:	Robert D. George
Title:	Chief Financial Officer, Vice President & Corporate Development

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Esterline Technologies Company, effective June 5, 2014.